                                                                   EXHIBIT 10.15


                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN



                       KINDER MORGAN PRODUCTION COMPANY LP






                                    AS SELLER






                                       AND



                          LEGACY RESERVES OPERATING LP


                                    AS BUYER



                               DATED JUNE 28, 2006



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                                TABLE OF CONTENTS

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Article I         Assets.........................................................................................1

         Section 1.01          Agreement to Sell and Purchase....................................................1

         Section 1.02          Assets............................................................................1

         Section 1.03          Excluded Assets...................................................................3

Article II        Purchase Price.................................................................................4

         Section 2.01          Purchase Price....................................................................4

         Section 2.02          Deposit...........................................................................5

         Section 2.03          Allocated Values..................................................................5

         Section 2.04          Effective Time....................................................................5

Article III       Title Matters..................................................................................5

         Section 3.01          Examination Period................................................................5

         Section 3.02          Defensible Title and Permitted Encumbrances.......................................6

         Section 3.03          Title Defects.....................................................................8

         Section 3.04          Notice of Title Defects...........................................................9

         Section 3.05          Remedies for Title Defects.......................................................10

         Section 3.06          Special Warranty of Title........................................................11

         Section 3.07          Preferential Rights To Purchase..................................................11

         Section 3.08          Consents to Assignment...........................................................12

         Section 3.09          Remedies for Title Benefits......................................................12

Article IV        Environmental Matters.........................................................................13

         Section 4.01          Environmental Review.............................................................13

         Section 4.02          Environmental Definitions........................................................14

         Section 4.03          Notice of Environmental Defects..................................................15

         Section 4.04          Remedies for Environmental Defects...............................................16

Article V         Representations and Warranties of Seller......................................................16

         Section 5.01          Seller's Existence...............................................................17

         Section 5.02          Legal Power......................................................................17

         Section 5.03          Execution........................................................................17

         Section 5.04          Brokers..........................................................................17

         Section 5.05          Bankruptcy.......................................................................17

         Section 5.06          Suits............................................................................17

         Section 5.07          Royalties........................................................................17

         Section 5.08          Taxes............................................................................18
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         Section 5.09          Contracts........................................................................18

         Section 5.10          Liens............................................................................18

Article VI        Representations and Warranties of Buyer.......................................................18

         Section 6.01          Buyer's Existence................................................................18

         Section 6.02          Legal Power......................................................................18

         Section 6.03          Execution........................................................................18

         Section 6.04          Brokers..........................................................................18

         Section 6.05          Bankruptcy.......................................................................19

         Section 6.06          Suits............................................................................19

         Section 6.07          Qualifications...................................................................19

         Section 6.08          Investment.......................................................................19

         Section 6.09          Funds............................................................................19

Article VII       Seller's Conditions to Close..................................................................19

         Section 7.01          Representations..................................................................19

         Section 7.02          Performance......................................................................19

         Section 7.03          Pending Matters..................................................................19

         Section 7.04          Purchase Price...................................................................20

         Section 7.05          Execution and Delivery of the Closing Documents..................................20

Article VIII      Buyer's Conditions to Close...................................................................20

         Section 8.01          Representations..................................................................20

         Section 8.02          Performance......................................................................20

         Section 8.03          Pending Matters..................................................................20

         Section 8.04          Execution and Delivery of the Closing Documents..................................20

Article IX        Tax Matters...................................................................................20

         Section 9.01          Transfer Taxes...................................................................20

         Section 9.02          Ad Valorem and Similar Taxes.....................................................20

         Section 9.03          Tax Deferred Exchange............................................................20

Article X         The Closing...................................................................................22

         Section 10.01         Time and Place of the Closing....................................................22

         Section 10.02         Adjustments to Purchase Price at the Closing.....................................22

         Section 10.03         Closing Statement................................................................23

         Section 10.04         Actions of Seller at the Closing.................................................23

         Section 10.05         Actions of Buyer at the Closing..................................................23
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Article XI        Termination...................................................................................24

         Section 11.01         Right of Termination.............................................................24

         Section 11.02         Effect of Termination............................................................25

         Section 11.03         Termination Damages..............................................................25

         Section 11.04         Attorneys' Fees, Etc.............................................................25

Article XII       Post Closing Obligations......................................................................26

         Section 12.01         Allocation of Expense and Revenues...............................................26

         Section 12.02         Gas Imbalances...................................................................27

         Section 12.03         Final Accounting Statement.......................................................27

         Section 12.04         Further Cooperation..............................................................28

Article XIII      Operation of the Assets.......................................................................28

         Section 13.01         Operations after Effective Time..................................................28

         Section 13.02         Limitations on the Operational Obligations and Liabilities of Seller.............29

         Section 13.03         Operation of the Assets After the Closing........................................30

         Section 13.04         Casualty Loss....................................................................30

         Section 13.05         Operatorship.....................................................................31

Article XIV       Obligations and Indemnification...............................................................31

         Section 14.01         Retained Obligations.............................................................31

         Section 14.02         Assumed Obligations..............................................................31

         Section 14.03         Buyer's Indemnification..........................................................32

         Section 14.04         Seller's Indemnification.........................................................32

         Section 14.05         Notices and Defense of Indemnified Matters.......................................33

         Section 14.06         Sole Remedy......................................................................33

         Section 14.07         Insurance and Tax Benefits.......................................................33

         Section 14.08         Express Negligence...............................................................33

Article XV        Limitations on Representations and Warranties.................................................34

         Section 15.01         Disclaimers of Representations and Warranties....................................34

         Section 15.02         Independent Investigation........................................................35

         Section 15.03         Survival.........................................................................35

         Section 15.04         Mitigation.......................................................................35

         Section 15.05         Effect of Waiver.................................................................35

         Section 15.06         Waiver of Consumer Rights........................................................35
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Article XVI       Dispute Resolution............................................................................36

         Section 16.01         General..........................................................................36

         Section 16.02         Senior Management................................................................36

         Section 16.03         Dispute by Independent Expert....................................................36

         Section 16.04         Limitation on Arbitration........................................................37

Article XVII      Miscellaneous.................................................................................37

         Section 17.01         Names............................................................................37

         Section 17.02         Expenses.........................................................................37

         Section 17.03         Document Retention...............................................................37

         Section 17.04         Entire Agreement.................................................................38

         Section 17.05         Waiver...........................................................................38

         Section 17.06         Publicity........................................................................38

         Section 17.07         Construction.....................................................................38

         Section 17.08         No Third Party Beneficiaries.....................................................38

         Section 17.09         Assignment.......................................................................38

         Section 17.10         Buyer's Obligation Independent of Financing......................................38

         Section 17.11         Governing Law....................................................................38

         Section 17.12         Notices..........................................................................39

         Section 17.13         Severability.....................................................................39

         Section 17.14         Time of the Essence..............................................................39

         Section 17.15         Counterpart Execution............................................................39

EXHIBITS AND SCHEDULES

Exhibit A - Subject Interests (Listing of Leases)
Exhibit B - Wells, Leases, Units and Interests
Exhibit C - Allocated Values
Exhibit D - Assignment and Bill of Sale

Schedule 3.07 - Values allocated to Assets subject to Preferential Rights to Purchase Schedule 3.08 - Consents to Assign
Schedule 12.02 - Gas Imbalances

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (this "Agreement") is made and entered into this 29th day of June, 2006, by and between Kinder Morgan Production Company LP, a Delaware Limited Partnership (the "Seller"), and Legacy Reserves Operating LP, a Delaware limited partnership (the "Buyer"). Buyer and Seller are collectively referred to herein as the "Parties", and are sometimes referred to individually as a "Party."

                              W I T N E S S E T H:

         WHEREAS, Seller is willing to sell to Buyer, and Buyer is willing to purchase from Seller, the Assets (as defined in Section 1.02 hereof), all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from this Agreement by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

                                    ARTICLE I
                                     ASSETS

         Section 1.01 Agreement to Sell and Purchase. Subject to and in accordance with the terms and conditions of this Agreement and as of the Effective Time (as defined in Section 2.04), Buyer agrees to purchase the Assets from Seller, and Seller agrees to sell the Assets to Buyer.

         Section 1.02 Assets. Subject to Section 1.03, the term "Assets" shall mean all of Seller's right, title and interest in and to:

                  (a) the leasehold estates in and to the oil, gas and mineral leases described or referred to in Exhibit A attached hereto (the "Leases"), whether or not all lands covered by the Leases are described in Exhibit A, and any overriding royalty interests, fee mineral interests, royalty interests or other interests in and to the lands covered by the Leases, assignments and other documents of title described or referred to in Exhibit A, all as more specifically described in Exhibit A (collectively, the "Subject Interests," or singularly, a "Subject Interest");

                  (b) all rights incident to the Subject Interests, including, without limitation, (i) all rights with respect to the use and occupation of the surface of and the subsurface depths under the Subject Interests; (ii) all rights with respect to any pooled, communitized or unitized acreage by virtue of any Subject Interest being a part thereof, including all Hydrocarbon (as defined in Subsection (d) of this Section 1.02) production after the Effective Time (as defined in Section 2.04) attributable to the Subject Interests or any such pool or unit allocated to any such Subject Interest;

                  (c) to the extent assignable or transferable, all easements, rights-of-way, surface leases, surface estates, servitudes, and other estates or similar rights and privileges directly related to or used solely in connection with the Subject Interests (the "Easements"), including, without limitation, the Easements described or referred to in Exhibit A;

                  (d) to the extent assignable or transferable, all personal property, equipment, fixtures, inventory and improvements located on or used in connection with the Subject Interests and the Easements or with the production, treatment, sale, or disposal of oil, gas or other hydrocarbons (collectively, "Hydrocarbons"), byproducts or waste produced therefrom or attributable thereto, including, without limitation, all wells located on the lands covered by the Subject Interests or on lands with which the Subject Interests may have been pooled, communitized or unitized (whether producing, shut in or abandoned, and whether for production, injection or disposal), including, without limitation, all wells described on Exhibit B attached hereto, and all wellhead equipment, pumps, pumping units, flowlines, gathering systems, piping, tanks, buildings, treatment facilities, injection facilities, disposal facilities, compression facilities, and other materials, supplies, equipment, facilities and machinery (collectively, "Personal Property");

                  (e) to the extent assignable or transferable, all contracts, agreements and other arrangements that directly relate to the Subject Interests, the Leases or the Easements, including, without limitation, production sales contracts, farmout agreements, operating agreements, service agreements and similar arrangements (collectively, the "Contracts");

                  (f) to the extent assignable or transferable, all books, records, files, muniments of title, reports and similar documents and materials, including, without limitation, lease records, well records, and division order records, well files, title records (including abstracts of title, title opinions and memoranda, and title curative documents related to the Assets), contracts and contract files, correspondence, that relate to the foregoing interests in the possession of, and maintained by, Seller (collectively, the "Records") subject to Seller's right to retain copies of the same; and

                  (g) all geological and geophysical data relating to the Subject Interests, other than such data that is interpretive in nature or which cannot be transferred without the consent of, or payment to, any Third Party. For purposes of this Agreement, "Third Party" means any person or entity, governmental or otherwise, other than Seller or Buyer, and their respective affiliates; the term includes, but is not limited to, working interest owners, royalty owners, lease operators, landowners, service contractors and governmental agencies.

                  (h) all franchises, licenses, permits, approvals, consents, certificates, and other authorizations and rights granted by governmental authorities and all

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                           certificates of convenience or necessity, immunities,
                           privileges, grants and other rights that relate to the Assets or the ownership or operation of any thereof.

         Section 1.03 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the sale contemplated hereby (collectively, the "Excluded Assets"):

                  (a) all credits and refunds and all accounts, instruments, trade credits, and general intangibles (as such terms are defined in the Texas Uniform Commercial Code) attributable to the Assets accruing prior to the Effective Time;

                  (b) all claims of Seller for refunds of or loss carry forwards with respect to (i) ad valorem, severance, production or any other taxes attributable to any period prior to the Effective Time, (ii) income or franchise taxes, or (iii) any taxes attributable to the other Excluded Assets, and such other refunds, and rights thereto, for amounts paid in connection with the Assets and attributable to the period prior to the Effective Time, including refunds of amounts paid under any gas gathering or transportation agreement;

                  (c) all proceeds, income, revenues or hydrocarbon production (and any security or other deposits made) attributable to (i) the Assets for any period prior to the Effective Time, or (ii) any other Excluded Assets;

                  (d) all personal computers and associated peripherals and all radio and telephone equipment and all of Seller's proprietary computer software, technology, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

                  (e) all of Seller's rights and interests in geological and geophysical data that is interpretive in nature or which cannot be transferred without the consent of, or payment to, any Third Party;

                  (f) all documents and instruments of Seller that may be protected by an attorney-client privilege;

                  (g) data and other information that cannot be disclosed or assigned to Buyer as a result of confidentiality or similar arrangements under agreements with persons unaffiliated with Seller;

                  (h) all audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or to any of the other Excluded Assets;

                  (i) all corporate, partnership, income tax records, and documents subject to legal privilege (other than title);

                  (j) all claims and causes of action of Seller (i) arising from acts, omissions, or events, or damage to or destruction of property, occurring prior to the Effective Time, (ii) arising under or with respect to any of the Contracts that are attributable to periods of time prior to the Effective time (including claims for adjustments or refunds), or (iii) with respect to any of the Excluded Assets;

                  (k) all rights and interests of Seller (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions, or events, or damage to or destruction of property, occurring prior to the Effective Time;

                  (l) any amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Time;

                  (m) all (i) agreements and correspondence between Seller and Tristone Capital, LP (the "Advisor") relating to the transactions contemplated in this Agreement, (ii) lists of prospective purchasers for such transactions compiled by either Seller or the Advisor, (iii) bids submitted by other prospective purchasers of the Assets, (iv) analyses by Seller or the Advisor of any bids submitted by any prospective purchaser, (v) correspondence between or among Seller or Advisor, or either of their respective representatives, and any prospective purchaser other than Buyer, (vi) correspondence between Seller or Advisor or any of their respective representatives with respect to any of the bids, the prospective purchasers, the engagement or activities of the Advisor, or the transactions contemplated in this Agreement and (vii) the Kinder Morgan 2006 Permian Basin Divestiture -- Transaction Process Memorandum dated May 2006, prepared by the Advisor and circulated to prospective purchasers; and

                  (n) all cash, checks, funds, accounts receivable, accounts payable, promissory notes or general intangibles (as such terms are defined by the Uniform Commercial Code) attributable to Sellers' interests in the Assets with respect to any period prior to the Effective Date.

                                   ARTICLE II
                                 PURCHASE PRICE

         Section 2.01 Purchase Price. The purchase price for the purchase, sale and conveyance of the Assets to Buyer is Buyer's payment to Seller of the sum of $20,000,000.00 (the "Purchase Price"), as adjusted in accordance with the provisions of this Agreement. The Purchase Price, as adjusted in accordance with the terms of this Agreement, including, without limitation, Section 10.02, shall be paid to Seller (or its designee) at Closing (as defined in Section 10.01) by means of a completed federal funds transfer to an account designated in writing by Seller.

         Section 2.02 Deposit. Concurrently with the execution of this Agreement by Buyer and Seller, Buyer shall deliver to Seller a performance guarantee deposit in the amount of ten percent (10%) of the Purchase Price (the "Deposit"). The Deposit shall be paid by Buyer to Seller by means of a completed federal funds transfer to the account of Kinder Morgan CO2 Company, L.P. on behalf of Seller, Account No. 4121049415, at Wells Fargo, ABA Routing Number 121000248. The refund of the Deposit as provided for in Section 11.03 and shall be subject to the terms of this Agreement. Without duplication, if the transactions contemplated by this Agreement are consummated, the Deposit shall be retained by Seller and shall be considered as prepayment of a portion of the Purchase Price, and the amount payable by Buyer at the Closing shall be reduced by the amount of the Deposit.

         Section 2.03 Allocated Values.

                  (a) Buyer and Seller agree to allocate the Purchase Price (as adjusted pursuant to this Agreement) among the Assets as set forth in Exhibit C attached hereto (the "Allocated Values"). Seller and Buyer agree that the Allocated Values shall be used to compute any adjustments to the Purchase Price pursuant to the provisions of Article III and Article IV.

                  (b) The Allocated Values shall be completed in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Buyer and Seller further agree to comply with all filing, notice and reporting requirements described in Section 1060 of the Code and the Treasury Regulations promulgated thereunder, including the timely preparation and filing of Form 8594 based on the Allocated Values. The Buyer and the Sellers hereby agree that they will report the federal, state, foreign and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Allocated Values.

         Section 2.04 Effective Time. If the transactions contemplated hereby are consummated in accordance with the terms and provisions hereof, the ownership of the Assets shall be transferred from Seller to Buyer on the Closing Date, and effective as of 7:00 a.m. local time where the Assets are located on July 1, 2006 (the "Effective Time").

                                   ARTICLE III
                                  TITLE MATTERS

         Section 3.01 Examination Period. Following the execution date of this Agreement until 9:00 a.m., local time in Houston, Texas on July 28, 2006 (the "Examination Period"), Seller shall permit Buyer and/or its representatives to examine, at all reasonable times, in Seller's offices, all abstracts of title, title opinions, title files, ownership maps, lease files, contract files, assignments, division orders, operating and accounting records and agreements pertaining to the Assets insofar as same may now be in existence and in the possession of Seller, subject to such restrictions on disclosure as may exist under confidentiality agreements or other agreements binding on Seller or such data. "Business Days" means all calendar days excluding Saturdays, Sundays and U.S. legal holidays.

         Section 3.02 Defensible Title and Permitted Encumbrances. For purposes of this Agreement, the term "Defensible Title" means, with respect to a given Asset, such ownership by Seller in such Asset that, subject to and except for the Permitted Encumbrances (as defined in Subsection (d) of this Section 3.02):

                  (a) entitles Seller to receive not less than the percentage set forth in Exhibit B as Seller's "Net Revenue Interest" of all Hydrocarbons produced, saved and marketed from each well, lease or unit as set forth in Exhibit B, all without reduction, suspension or termination of such interest throughout the productive life of such well, except as specifically set forth in Exhibit B;

                  (b) obligates Seller to bear not greater than the percentage set forth in Exhibit B as Seller's "Working Interest" of the costs and expenses relating to the maintenance, development and operation of each well, lease or unit as set forth in Exhibit B, all without increase throughout the productive life of such well, except as specifically set forth in Exhibit B; and

                  (c) is free and clear of all liens, encumbrances and defects in title.

                  (d) The term "Permitted Encumbrances" shall mean any of the following matters to the extent the same are valid and subsisting and affect the Assets:

                           (i) the Leases and Contracts to the extent the same do not operate to reduce the Net Revenue Interests of Seller below those set forth in Exhibit B or increase the Working Interests of Seller above those set forth in Exhibit B without a corresponding increase in the Net Revenue Interests or otherwise interfere materially with the operation, value or use of the Assets;

                           (ii) any (A) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to the maintenance, development, production or operation of the Assets or for the purpose of developing, producing or processing Hydrocarbons therefrom or therein, and (B) materialman's, mechanics', repairman's, employees', contractors', operators' liens or other similar liens or charges for expenses incurred which are not yet delinquent;

                           (iii) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which any Seller has agreed to pay pursuant to the terms hereof or which have been prorated pursuant to the terms hereof;

                           (iv) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in (including any liens or security interests created by law or reserved in oil and gas leases for royalty, bonus or rental, or created to secure compliance with the terms of) the agreements, instruments and documents that create or reserve to Seller its interest in the Assets to the extent the same do not operate to reduce the Net Revenue Interests of Seller below those set forth in Exhibit B or increase the Working Interests of Seller above those set forth in Exhibit B without a corresponding increase in the Net Revenue Interests or otherwise interfere materially with the operation, value or use of the Assets;

                           (v) any obligations or duties affecting the Assets to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any Governmental Authority (as defined in
                                    Section 4.02(b));

                           (vi)     any (A) easements, rights-of-way,
                                    servitudes, permits, surface leases and
                                    other rights in respect of surface
                                    operations, pipelines, grazing, hunting, lodging, canals, ditches, reservoirs or the like, and (B) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way on, over or in respect of property owned or leased by Seller or over which Seller owns rights-of-way, easements, permits or licenses, to the extent that same do not materially interfere with the oil and gas operations to be conducted on the Assets;

                           (vii)    all lessors' royalties, overriding
                                    royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production created or in existence as of the Effective Time, whether recorded or unrecorded, provided that such matters do not operate to reduce the Net Revenue Interests of Seller below those set forth in Exhibit B or increase the Working Interests of Seller above those set forth in Exhibit B without a corresponding increase in the Net Revenue Interests;

                           (viii) preferential rights to purchase or similar agreements subject to the Provisions of
                                    Section 3.07;

                           (ix) required Third Party consents to assignments or similar agreements subject to the provisions of Section 3.08;

                           (x) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein that are customarily obtained subsequent to such sale or conveyance;

                           (xi) production sales contracts; division orders; contracts for sale, purchase, exchange, refining or processing of Hydrocarbons; unitization and pooling designations, declarations, orders and agreements; operating agreements; agreements of development; area of mutual interest agreements; gas balancing or deferred production agreements; processing agreements; plant agreements; pipeline, gathering and transportation agreements; injection, repressuring and recycling agreements; carbon dioxide purchase or sale agreements; salt water or other disposal agreements; seismic or geophysical permits or agreements; and any and all other agreements that have terms that are ordinary and customary to the oil, gas, sulphur and other mineral exploration, development, processing or extraction business or in the business of processing of gas and gas condensate production for the extraction of products therefrom, to the extent the same do not reduce the Net Revenue Interests of Seller below those set forth in Exhibit B or increase the Working Interests of Seller above those set forth in Exhibit B without a corresponding increase in the Net Revenue Interest;

                           (xii)    rights reserved to or vested in any
                                    Governmental Authority to control or
                                    regulate any of the Assets and the
                                    applicable laws, rules, and regulations of such Governmental Authorities; and

                           (xiii) all defects and irregularities affecting the Assets which individually or in the aggregate (A) do not operate to (1) reduce the Net Revenue Interest of Seller, (2) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interests of Seller, or (3) otherwise interfere materially with the operation, value or use of the Assets, or
                                    (4) that would not be considered material when applying general industry standards; or
                                    (B) operate to increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interest of Seller, so long as there is a proportionate increase in Seller's Net Revenue Interest.

         Section 3.03 Title Defects.

                  (a) The term "Title Defect," as used in this Agreement, shall mean: (a) any encumbrance, encroachment, irregularity, defect in or objection to Seller's ownership of any Asset (expressly excluding Permitted Encumbrances) that causes Seller not to have Defensible Title to such Asset or (b) any default by Seller under a lease, farmout agreement or other contract or agreement that would (i) have a material adverse affect on the operation, value or use of such Asset, (ii) prevent Seller from receiving the proceeds of production attributable to Seller's interest therein or (iii) result in cancellation of Seller's interest therein.

                  (b) The value attributable to each Title Defect (the "Title Defect Value") that is asserted by Buyer in the Title Defect notices shall be determined based upon the criteria set forth below:

                           (i) If the Title Defect is a lien upon any Asset, the Title Defect Value is the amount necessary to be paid to remove the lien from the affected Asset.

                           (ii) If the Title Defect asserted is that the Net Revenue Interest attributable to any well, lease or unit is less than that stated in Exhibit B or the Working Interest attributable to any well, lease or unit is greater than that stated in Exhibit B, then the Title Defect Value shall take into account the relative change in the interest from Exhibit B and the appropriate Allocated Value attributed to such Asset.

                           (iii)    If the Title Defect represents an
                                    obligation, encumbrance, burden or charge upon the affected Asset (including any increase in Working Interest for which there is not a proportionate increase in Net Revenue Interest) for which the economic detriment to Buyer is unliquidated, the amount of the Title Defect Value shall be determined by taking into account the Allocated Value of the affected Asset, the portion of the Asset affected by the Title Defect, the legal effect of the Title Defect, the potential discounted economic effect of the Title Defect over the life of the affected Asset, and the Title Defect Values placed upon the Title Defect by Buyer and Seller.

                           (iv) If a Title Defect is not in effect or does not adversely affect an Asset throughout the entire productive life of such Asset, such fact shall be taken into account in determining the Title Defect Value.

                           (v) The Title Defect Value of a Title Defect shall be determined without duplication of any costs or losses included in another Title Defect Value hereunder.

                           (vi) Notwithstanding anything herein to the contrary, in no event shall a Title Defect Value exceed the Allocated Value of the wells, units or other Assets affected thereby.

                           (vii) Such other factors as are reasonably necessary to make a proper evaluation.

         Section 3.04 Notice of Title Defects.

                  (a) If Buyer discovers any Title Defect affecting any Asset, Buyer shall notify Seller as promptly as possible but no later than the expiration of the Examination Period of such alleged Title Defect. To be effective, such notice must (i) be in writing, (ii) be received by Seller prior to the expiration of the Examination Period, (iii) describe the Title Defect in sufficient, specific detail (including any alleged variance in the Net Revenue Interest), (iv) identify the specific Asset or Assets affected by such Title Defect, and (v) include the value of such Title Defect as determined by Buyer. Subject to the special warranty contained in the Assignment, any matters that may otherwise constitute Title Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, shall be deemed to have been waived by Buyer for all purposes and shall constitute Permitted Encumbrances.

                  (b) An individual matter that would otherwise be considered a Title Defect under Section 3.03(a) shall not be considered to be a Title Defect unless the Title Defect Value of such matter is greater than $25,000, as determined by Section 3.03(b) ("Title Defect Threshold"). Buyer shall not be entitled to allege Title Defects until the aggregate of all Title Defects which exceed the Title Defect Threshold exceeds three per cent (3%) of the Purchase Price prior to any adjustments thereto (the "Defect Deductible").

         Section 3.05 Remedies for Title Defects.

                  (a) Upon the receipt of effective notice of a Title Defect from Buyer (as provided by Section 3.04), Seller may:

                           (i) attempt to cure such Title Defect at any time prior to Closing;

                           (ii) exclude the affected Asset from the sale and reduce the Purchase Price by the Allocated Value of such affected Asset; or

                           (iii) not take any action with respect to the alleged Title Defect and reduce the Purchase Price as agreed pursuant to Sections 3.05(b) and (c) in accordance with Section 10.02(b) (which shall cause such alleged Title Defect to become an Assumed Obligation, as that term is defined in Section 14.02 hereof).

                  (b) Except as otherwise provided in this Section 3.05, with respect to each Title Defect that is not cured on or before the Closing and for which the Seller has not agreed to exclude the affected Asset from the Closing under Section 3.05(a)(ii), the Purchase Price shall be reduced by an amount equal to the Title Defect Value agreed upon in writing by Buyer and Seller, but only to the extent such amount exceeds the Defect Deductible. In the event that there is more than one affected Asset with a Title Defect, and the aggregate of all Title Defects is greater than the Defect Deductible, the amount by which the aggregate of all Title Defects exceeds the Defect Deductible shall be applied pro-rata to the Allocated

                           Value of each affected Asset in determining the amount to adjust the Purchase Price.

                  (c) If prior to Closing, the Parties have not agreed upon the validity of any asserted Title Defect or have not agreed on the Title Defect Value attributable thereto, either Party shall have the right to elect to have the validity of such Title Defect and/or such Title Defect Value determined by an Independent Expert pursuant to Section 16.03. If the validity of any asserted Title Defect, or the Title Defect Value attributable thereto, is not determined before Closing, the Purchase Price paid at Closing shall not be reduced by virtue of such disputed Title Defect or Title Defect Value, and, upon the final resolution of such dispute, the Title Defect Value, if any, found to be attributable to such Title Defect, which exceeds the Defect Deductible, shall, subject to this Section, be promptly refunded by Seller to Buyer.

         Section 3.06 Special Warranty of Title. Seller hereby agrees to warrant and defend title to the Assets unto Buyer and its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Seller, but not otherwise; subject, however, to the Permitted Encumbrances and the other matters set forth herein.

         Section 3.07 Preferential Rights To Purchase. Buyer's good faith allocation of values as set forth in Exhibit C shall be used to prepare an allocation of the Purchase Price to Assets that are, subject to Seller's Knowledge (as such term is defined below), subject to preferential rights to purchase and will be set forth in Schedule 3.07. Seller will use reasonable efforts to send out the applicable preferential right to purchase notices within five (5) Business Days after the date this Agreement is executed. Seller shall provide to Buyer for Buyer's reasonable approval the form of all preferential right notices. As used herein, the terms "Seller's Knowledge" and "to the knowledge of Seller" shall construed to mean the actual knowledge of a matter (without investigation) of an executive officer of Seller or its general partner, or William G. Foster, Land Manager.

Seller shall use its reasonable efforts to comply with all preferential right to purchase provisions relative to any Asset prior to the Closing. If, prior to Closing, a holder of a preferential purchase right notifies Seller that it intends to exercise it rights with respect to an Asset to which its preferential purchase right applies (as determined in accordance with the agreement in which the preferential purchase right arises), the Asset covered by said preferential purchase right shall be excluded from the Assets to be conveyed to Buyer, and the Purchase Price shall be reduced by the Allocated Value of said Asset. Buyer acknowledges and agrees that Seller shall attempt to determine (in its good faith judgment) the extent of the preferential purchase rights encumbering the Assets, and said determination shall be used by Seller to provide the preferential purchase right notifications. If the holder of the preferential purchase right fails to consummate the purchase of the Asset subject to the preferential purchase right or fails to respond to the notice by Closing, Seller and Buyer shall proceed with Closing and the sale of the Asset to Buyer, it being expressly understood and agreed hereby that in such case, Buyer shall purchase such Asset(s) subject to the effects of such preferential purchase right, and such preferential purchase right and any and all liability arising therefrom shall be deemed to be an Assumed Obligation (as such term is defined in Section 14.02 hereof).

         Section 3.08 Consents to Assignment. Seller shall use reasonable efforts to obtain all necessary consents from Third Parties to assign the Assets prior to Closing (other than governmental approvals that are customarily obtained after Closing), subject to Seller's Knowledge of the existence of such consents to assign. Buyer shall assist Seller with such efforts. To the extent such consents are not obtained prior to Closing and would render the assignment of some or all of the Assets void or voidable, would give rise to a claim for damages or could cause a termination of the Lease or other Asset to be assigned, Buyer may either waive the defect and proceed with Closing or exclude the Asset as to that portion of the Assets affected thereby. If Buyer excludes an affected Asset the Purchase Price shall be reduced by the Allocated Value of the affected Asset. In all other cases, such unobtained consents shall not constitute Title Defects. If Buyer elects to waive the defect and proceed with Closing under the provisions of this Section 3.08, Buyer shall purchase such Asset(s) subject to the effects of such consent to assign, and such consent to assign and any and all liability arising therefrom shall be deemed to be an Assumed Obligation.

         Section 3.09 Remedies for Title Benefits.

                  (a) If either Party discovers any Title Benefit during the Examination Period affecting the Assets, it shall promptly notify the other Party in writing thereof on or before the expiration of the Examination Period. Subject to Section 3.05, Seller shall be entitled to an upward adjustment to the Purchase Price pursuant to Section 10.02(a)(i) with respect to all Title Benefits, in an amount mutually agreed upon by the Parties. For purposes of this Agreement, the term "Title Benefit" shall mean Seller's interest in any Subject Interest that is greater than or in addition to that set forth in Exhibit B (including, without limitation, a Net Revenue Interest that is greater than that set forth in Exhibit B) or Seller's Working Interest in any Subject Interest that is less than the Working Interest set forth in Exhibit B (without a corresponding decrease in the Net Revenue Interest). Any matters that may otherwise constitute Title Benefits, but of which Buyer has not been specifically notified by Seller in accordance with the foregoing, shall be deemed to have been waived by Seller for all purposes.

                  (b) If, with respect to a Title Benefit, the Parties are not deemed to have agreed on the amount of the upward Purchase Price adjustment or have not otherwise agreed on such amount on or before the Closing Date, Seller or Buyer shall have the right to elect to have such Purchase Price adjustment determined by an Independent Expert pursuant to Section 16.03. If the amount of such adjustment is not determined pursuant to this Agreement by the Closing, the undisputed portion of the Purchase Price with respect to the Asset affected by such Title Benefit shall be paid by Buyer at the Closing and, upon determination of the amount of such adjustment, any unpaid portion thereof shall be paid by Buyer to Seller.

                                   ARTICLE IV
                              ENVIRONMENTAL MATTERS

         Section 4.01 Environmental Review.

                  (a) Buyer shall have the right to conduct or cause a consultant ("Buyer's Environmental Consultant") to conduct an environmental review of the Assets prior to the expiration of the Examination Period ("Buyer's Environmental Review"). The cost and expense of Buyer's Environmental Review, if any, shall be borne solely by Buyer. The scope of work comprising Buyer's Environmental Review shall be limited to that mutually agreed by Buyer and Seller prior to commencement thereof and shall not include any intrusive test, Phase II type examination or other similar procedure without the prior consent of Seller. Buyer shall (and shall cause Buyer's Environmental Consultant to): (i) consult with Seller before conducting any work comprising Buyer's Environmental Review, (ii) perform all such work in a safe and workmanlike manner and so as to not unreasonably interfere with Seller's operations, and
                           (iii) comply with all applicable laws, rules, and regulations. Buyer shall be solely responsible for obtaining any Third Party consents that are required in order to perform any work comprising Buyer's Environmental Review, and Buyer shall consult with Seller prior to requesting each such Third Party consent. Seller shall have the right to have a representative or representatives accompany Buyer and Buyer's Environmental Consultant at all times during Buyer's Environmental Review. With respect to any samples taken in connection with Buyer's Environmental Review, Buyer shall take split samples, providing one of each such sample, properly labeled and identified, to Seller. Buyer hereby agrees to release, defend, indemnify and hold harmless Seller from and against all claims, losses, damages, costs, expenses, causes of action and judgments of any kind or character (INCLUDING THOSE RESULTING FROM SELLER'S SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY, BUT EXCLUDING THOSE CAUSED BY SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) arising out of or relating to Buyer's Environmental Review.

                  (b) Unless otherwise required by applicable law, Buyer shall (and shall cause Buyer's Environmental Consultant to) treat confidentially any matters revealed by Buyer's Environmental Review and any reports or data generated from such review (the "Environmental Information"), and Buyer shall not (and shall cause Buyer's Environmental Consultant to not) disclose any Environmental Information to any Governmental Authority or other Third Party without the prior written consent of Seller. Unless otherwise required by law, Buyer may use the Environmental Information only in connection with the transactions contemplated by this Agreement. If Buyer, Buyer's Environmental Consultant, or any Third Party to whom

                           Buyer has provided any Environmental Information become legally compelled to disclose any of the Environmental Information, Buyer shall provide Seller with prompt notice sufficiently prior to any such disclosure so as to allow Seller to file any protective order, or seek any other remedy, as it deems appropriate under the circumstances. If this Agreement is terminated prior to the Closing, Buyer shall deliver the Environmental Information to Seller, which Environmental Information shall become the sole property of Seller. Buyer shall provide copies of the Environmental Information to Seller without charge.

         Section 4.02 Environmental Definitions.

                  (a) Environmental Defects. For purposes of this Agreement, the term "Environmental Defect" shall mean, with respect to any given Asset, an individual environmental condition that constitutes a material violation of Environmental Laws in effect as of the date of this Agreement in the jurisdiction in which such Asset is located.

                  (b) Governmental Authority. For purposes of this Agreement, the term "Governmental Authority" shall mean, as to any given Asset, the United States and the state, county, parish, city and political subdivisions in which such Asset is located and that exercises jurisdiction over such Asset, and any agency, department, board or other instrumentality thereof that exercises jurisdiction over such Asset.

                  (c) Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" shall mean all laws, statutes, ordinances, court decisions, rules and regulations of any Governmental Authority pertaining to health or the environment as may be interpreted by applicable court decisions or administrative orders, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act, as amended, the Resources Conservation and Recovery Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and comparable state and local laws.

                  (d) Environmental Defect Value. For purposes of this Agreement, the term "Environmental Defect Value" shall mean, with respect to any Environmental Defect, the value, as of the Closing Date, of the estimated costs and expenses to correct such Environmental Defect in the most cost-effective manner reasonably available, consistent with Environmental Laws, taking into account that non-permanent remedies (such as mechanisms to contain or stabilize hazardous materials, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls or other appropriate restrictions on the use of property, caps, dikes, encapsulation, leachate collection systems, etc.) may be the most cost-effective manner reasonably available.

         Section 4.03 Notice of Environmental Defects.

                  (a) If Buyer discovers any Environmental Defect affecting the Assets, Buyer shall notify Seller prior to the expiration of the Examination Period of such alleged Environmental Defect. To be effective, such notice must: (i) be in writing; (ii) be received by Seller prior to the expiration of the Examination Period;
                           (iii) describe the Environmental Defect in sufficient, specific detail, including, without limitation, (A) the written conclusion of Buyer's Environmental Consultants that an Environmental Defect exists, which conclusion shall be reasonably substantiated by the factual data gathered in Buyer's Environmental Review, and (B) a citation of the provisions of Environmental Laws alleged to be violated and the related facts that substantiate such violation; (iv) identify the specific Assets affected by such Environmental Defect, including, without limitation, a site plan showing the location of all sampling events, boring logs and other field notes describing the sampling methods utilized and the field conditions observed, chain-of-custody documentation and laboratory reports; (v) identify the procedures recommended to correct the Environmental Defect, together with any related recommendations from Buyer's Environmental Consultant; and (vi) state Buyer's estimate of the Environmental Defect Value, including the basis for such estimate, for which Buyer would agree to adjust the Purchase Price in order to accept such Environmental Defect if Seller elected Section 4.04(a)(iv) as the remedy therefor.

                  (b) An individual matter that would otherwise be considered an Environmental Defect under Section 4.02(a) shall not be considered to be an Environmental Defect unless the value of such matter is greater than $25,000, as determined by Section 4.02(d) (the "Environmental Defect Threshold"). Buyer shall not be entitled to allege Environmental Defects until the aggregate of all Environmental Defects which exceed the Environmental Defect Threshold exceeds three per cent (3%) of the Purchase Price prior to any adjustments thereto (the "Environmental Defect Deductible").

                  (c) Any matters that may otherwise constitute Environmental Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, together with any environmental matter that does not constitute an Environmental Defect, shall be deemed to have been waived by Buyer for all purposes and constitute an Assumed Obligation (as defined in Section 14.02).

         Section 4.04 Remedies for Environmental Defects.

                  (a) Upon the receipt of effective notice of an Environmental Defect from Buyer (as provided by
                           Section 4.03), Seller may:

                           (i) attempt to cure such Environmental Defect at any time prior to Closing;

                           (ii) exclude the affected Asset from the sale and reduce the Purchase Price by the Allocated Value of such affected Asset;

                           (iii) subject to the approval of Buyer (such approval not to be unreasonably withheld), not take any action with respect to the alleged Environmental Defect and indemnify Buyer pursuant to Section 14.05 against all losses and costs which Buyer may incur in connection with the same (which shall cause such alleged Environmental Defect to become a Retained Obligation, as that term is defined in Section 14.01 hereof); or

                           (iv) not take any action with respect to the alleged Environmental Defect and reduce the Purchase Price in accordance with Section 10.02(b) (which shall cause such alleged Environmental Defect to become an Assumed Obligation as that term is defined in
                                    Section 14.02 hereof).

                  (b) If Buyer and Seller have not agreed as to the validity of any asserted Environmental Defect, or if the Parties have not agreed on the Environmental Defect Value therefor, then on or before three (3) Business Days prior to the Closing Date either Party shall have the right to elect to have validity of the asserted Environmental Defect, and/or the Environmental Defect Value for such Environmental Defect, determined by an Independent Expert pursuant to Section 16.03. If the validity of any such asserted Environmental Defect or the amount of the Environmental Defect Value attributable thereto is not determined by the Closing, the Purchase Price paid at Closing shall not be reduced by virtue of such disputed Environmental Defect or the Environmental Defect Value, and, upon the final resolution of such dispute, the Environmental Defect Value, if any, found to be attributable to such Environmental Defect, which exceeds the Environmental Defect Deductible shall, subject to this Section, be promptly refunded by Seller to Buyer. Notwithstanding the foregoing, the Seller shall have unilateral right to exclude an Asset from the sale if the Environmental Defect Value exceeds the Allocated Value of the Asset(s) affected thereby.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

         Section 5.01 Seller's Existence. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Delaware and is qualified to conduct business in the States of Texas and New Mexico. Seller has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

         Section 5.02 Legal Power. Seller has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with:

                  (a)      any provision of Seller's governing documents;

                  (b) except for any preferential purchase rights and consents to assignment, any material agreement or instrument to which Seller is a party or by which Seller is bound; or

                  (c) any judgment, order, ruling or decree applicable to Seller as a party in interest or any law, rule or regulation applicable to Seller.

         Section 5.03 Execution. The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite partnership action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms except as (x) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (y) the availability of equitable remedies may be limited by equitable principles of general applicability.

         Section 5.04 Brokers. Tristone Capital LP has acted for or on behalf of Seller or any affiliate of Seller in connection with this Agreement and the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any affiliate of Seller for which Buyer has or will have any liabilities or obligations (contingent or otherwise).

         Section 5.05 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the knowledge of Seller threatened against Seller.

         Section 5.06 Suits. Seller has not received notice of any suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or Governmental Authority and no legal, administrative or arbitration proceeding is pending or, to Seller's Knowledge, threatened against Seller or the Assets that has materially affected or will materially affect Seller's ability to consummate the transactions contemplated herein or materially affect the title to or value of the Assets.

         Section 5.07 Royalties. During the period of time from March 1, 2006 at 7 o'clock a.m. local time at the locations of the Assets until the Effective Time (the "Seller Ownership Period"), all rentals, royalties and other payments due under the Subject Interests described in Exhibit A have been paid in all material respects, except those amounts properly held in suspense.

         Section 5.08 Taxes. During the Seller Ownership Period, all ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom that have become due and payable have been paid in all material respects.

         Section 5.09 Contracts. All material Contracts are in full force and effect, and Seller is not in default with respect to any of its material obligations thereunder.

         Section 5.10 Liens. Except for Permitted Encumbrances, the Assets will be conveyed free and clear of all liens, mortgages and encumbrances.

         Section 5.11 No Violation of Laws. To Seller's Knowledge, and during the Seller Ownership Period, neither Seller nor Journey Operating (defined below) has violated in any material respect any applicable law, rule, regulation, ordinance, writ, decree or judgment of any Government Authority (excluding Environmental Laws which are handled exclusively under Article IV of this Agreement) with respect to the ownership or operation of the Assets which could materially affect Seller's ability to consummate the transactions contemplated herein or materially affect the ownership, value or operation of any of the Assets.

         Section 5.12 No Prepayments. To Seller's Knowledge, there have been no advanced, take or pay or other prepayments with respect to the Assets that would obligate Seller or Buyer to deliver Hydrocarbon production from the Assets after the Effective Time without receiving full payment therefor.

         Section 5.13 Production Sale Contracts. To Seller's Knowledge, there are no production sales contracts pertaining to the Assets that cannot be cancelled at any time upon 90 days (or less) prior notice.

         Section 5.14 Calls on Production. To Seller's Knowledge, none of the Assets are subject to any calls on production.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

         Section 6.01 Buyer's Existence. Buyer is a limited partnership, duly organized and validly existing under the laws of the State of Delaware and is qualified to conduct business in the State of Texas. Buyer has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted. Buyer's headquarters and principal offices are all located in the State of Texas.

         Section 6.02 Legal Power. Buyer has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with:

                  (a) any provision of Buyer's agreement of limited partnership or other governing documents;

                  (b) any material agreement or instrument to which Buyer is a party or by which Buyer is bound; or

                  (c) any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law, rule or regulation applicable to Buyer.

         Section 6.03 Execution. The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite partnership action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms except as (x) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (y) the availability of equitable remedies may be limited by equitable principles of general applicability.

         Section 6.04 Brokers. No broker or finder has acted for or on behalf of Buyer or any affiliate of Buyer in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any affiliate of Buyer for which Seller has or will have any liabilities or obligations (contingent or otherwise).

         Section 6.05 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the knowledge of Buyer threatened against Buyer or any affiliate of Buyer.

         Section 6.06 Suits. There is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or Governmental Authority and no legal, administrative or arbitration proceeding pending or, to Buyer's knowledge, threatened against Buyer or any affiliate of Buyer that has materially affected or will materially affect Buyer's ability to consummate the transactions contemplated herein.

         Section 6.07 Qualifications. Buyer is now, and after the Closing shall continue to be, qualified with all applicable Governmental Authorities to own and operate the Assets and has, and shall maintain, all necessary bonds to own and operate the Assets.

         Section 6.08 Investment. Prior to entering into this Agreement, Buyer was advised by and has relied solely on its own legal, tax and other professional counsel concerning this Agreement, the Assets and the value thereof. Buyer is acquiring the Assets for its own account and not for distribution or resale in any manner that would violate any state or federal securities law, rule, regulation or order. Buyer understands and acknowledges that if any of the Assets were held to be securities, they would be restricted securities and could not be transferred without registration under applicable state and federal securities laws or the availability of an exemption from such registration.

         Section 6.09 Funds. Buyer has arranged to have available by the Closing Date sufficient funds to enable Buyer to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement.

                                   ARTICLE VII
                          SELLER'S CONDITIONS TO CLOSE

         The obligations of Seller to consummate the transaction provided for herein are subject, at the option of Seller, to the fulfillment on or prior to the Closing Date of each of the following conditions:

         Section 7.01 Representations. The representations and warranties of Buyer herein contained shall be true and correct in all material respects on the Closing Date as though made on and as of such date (except to the extent such representations are qualified by materiality in which case such representations shall be true and correct in all respects).

         Section 7.02 Performance. Buyer shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

         Section 7.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

         Section 7.04 Purchase Price. Buyer shall have delivered to Seller the Purchase Price, as the same may be adjusted hereunder, in accordance with the provisions of Article II.

         Section 7.05 Execution and Delivery of the Closing Documents. Buyer shall have executed, acknowledged and delivered, as appropriate, to Seller all closing documents described in Section 10.05.

                                  ARTICLE VIII
                           BUYER'S CONDITIONS TO CLOSE

         The obligations of Buyer to consummate the transaction provided for herein are subject, at the option of Buyer, to the fulfillment on or prior to the Closing Date of each of the following conditions:

         Section 8.01 Representations. The representations and warranties of Seller herein contained shall be true and correct in all material respects on the Closing Date as though made on and as of such date (except to the extent such representations are qualified by materiality in which case such representations shall be true and correct in all respects).

         Section 8.02 Performance. Seller shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

         Section 8.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

         Section 8.04 Execution and Delivery of the Closing Documents. Seller shall have executed, acknowledged and delivered, as appropriate, to Buyer all closing documents described in Section 10.04.

                                   ARTICLE IX
                                   TAX MATTERS

         Section 9.01 Transfer Taxes. All sales, use or other taxes (other than taxes on gross income, net income or gross receipts) and duties, levies, recording fees or other governmental charges incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement shall be the responsibility of, and shall be paid by, Buyer.

         Section 9.02 Ad Valorem and Similar Taxes. Ad valorem, property, severance and similar taxes and assessments based upon or measured by the value of the Assets shall be divided or prorated between Seller and Buyer as of the Effective Time. Seller shall retain responsibility for such taxes attributable to the period of time prior to the Effective Time and Buyer shall assume responsibility for the period of time from and after the Effective Time.

         Section 9.03 Tax Deferred Exchange. Either or both Buyer and/or Seller may, at or before the Closing, elect to affect a tax-deferred exchange of the Assets for other qualifying properties (hereinafter collectively called the "Exchange Property") in accordance with the following:

                  (a) In the event Seller makes such an election prior to the Closing, Seller may elect, by notice to Buyer delivered on or before the Closing Date, to have the Purchase Price paid to a qualified intermediary until Seller has designated the Exchange Property. The Exchange Property shall be designated by Seller and acquired by the qualified intermediary within the time periods prescribed in Section 1031(a)(3) of the Internal Revenue Code, and shall thereupon be conveyed to Seller. In the event Seller fails to designate and the qualified intermediary fails to acquire the Exchange Property within such time periods, the agency or trust shall terminate and the proceeds then held by the qualified intermediary shall be paid immediately to Seller.

                  (b) In the event Buyer makes such an election prior to the Closing, Buyer may elect, by notice to Seller delivered on or before the Closing Date, to have the Assets conveyed to a qualified intermediary or an exchange accommodation titleholder (as that term is defined in Rev. Proc. 2000-37 issued effective September 15, 2000).

                  (c) The rights and responsibilities of Seller, Buyer and the qualified intermediary or exchange accommodation titleholder shall be documented with such agreements containing such terms and provisions as shall be determined by Seller and Buyer, each in their sole discretion, to be necessary to accomplish a tax deferred exchange under Section 1031 of the Internal Revenue Code, subject, however, to the limitations on costs and liabilities of Buyer and Seller set forth below. If Seller makes a tax deferred exchange election, Buyer shall not be obligated to pay any additional costs or incur any additional obligations in the acquisition of the Assets. If Buyer makes a tax deferred exchange election, Seller shall not be obligated to pay any additional costs or incur any additional obligations in the consummation of the transactions contemplated in this Agreement and Buyer shall not be relieved of any obligation hereunder. Any such tax deferred exchange election by either Party shall not affect the duties, rights or obligations of the Parties except as expressly set forth in this Section 9.03.

         Should either Seller or Buyer make such an election and should the tax deferred exchange fail or be disallowed by the Internal Revenue Service for any reason, the non-electing party's sole responsibility and liability to the electing party shall be to take such actions as are required by subsections (a), (b) or (c) above and such non-electing party shall have no other responsibility or liability whatsoever to the electing party; and the electing party shall release, indemnify, defend and hold harmless the non-electing party from any responsibility or liability related to such election except for such actions as may be required by subsections (a), (b) or (c) above.

                                    ARTICLE X
                                   THE CLOSING

         Section 10.01 Time and Place of the Closing. If the conditions referred to in Articles VII and VIII of this Agreement have been satisfied or waived in writing, the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bracewell & Giuliani LLP whose address is Pennzoil Place, 711 Louisiana Street, Suite 2300, Houston, Texas 77002 on July 31, 2006, (the "Closing Date").

         Section 10.02 Adjustments to Purchase Price at the Closing.

                  (a) At the Closing, the Purchase Price shall be increased by the following amounts:

                           (i) all upward Purchase Price adjustments for Title Benefits determined in accordance with
                                    Article III;

                           (ii) any other amount provided for in this Agreement or agreed upon by Buyer and Seller;

                           (iii) an estimate of any and all transfer, sales, gross receipts, compensating use or similar taxes, or assessments resulting from the transaction;

                           (iv) an amount equal to the costs and expenses that are (i) attributable to the Assets for the period of time from the Effective Time to the Closing Date (the "Closing Period"), whether paid before or after the Effective Time, and (ii) paid by the Seller, including, without limitation, bond and insurance premiums paid by or on behalf of Seller attributable to coverage during the Closing Period;

               (v) an amount equal to the interest of Seller in the quantity of merchantable Hydrocarbon substances produced from the Assets in storage above the outlet connection and/or upstream of the applicable sales meter at the Effective Time multiplied by the contract price therefor at the Effective Time; and

               (vi) an amount equal to $500 per operated producing well per month (prorated for any partial month or months) from the Effective Time to the Closing Date in lieu of any indirect overhead charges.

          (b) At the Closing, the Purchase Price shall be decreased by the following amounts:

               (i) the Allocated Value of any Subject Interest sold prior to the Closing to the holder of a preferential right pursuant to Section 3.07;

               (ii) any revenue attributable to post-Effective Time production and received by Seller;

               (iii) all downward Purchase Price Adjustment for Title Defects and Environmental Defects determined in accordance with
                    Article III and Article IV hereof; and

               (iv) any other amount provided for in this Agreement or agreed upon by Buyer and Seller.

          (c) The adjustments described in Sections 10.02(a) and (b) are hereinafter referred to as the "Purchase Price Adjustments."

     Section 10.03 Closing Statement. Not later than three (3) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement of the estimated Purchase Price Adjustments taking into account the foregoing principles (the "Statement"). At the Closing, Buyer shall pay the Purchase Price, as adjusted by the estimated Purchase Price Adjustments reflected on the Statement.

     Section 10.04 Actions of Seller at the Closing.

     At the Closing, Seller shall:

          (a) execute, acknowledge and deliver to Buyer the Assignment in the form of Exhibit D attached hereto in a sufficient number of counterparts for filing in each county where the Assets are located (the "Assignment");

          (b) execute, acknowledge and deliver to Buyer letters in lieu of transfer or division orders directing all purchasers of production from the Subject Interests to make payment of proceeds attributable to such production to Buyer from and after the Effective Time as reasonably requested by Buyer prior to the Closing Date;

          (c)  deliver to Buyer possession of the Assets;

          (d) execute and deliver to Buyer an affidavit attesting to its non-foreign status;

          (e) deliver to Buyer appropriate change of operator forms on those Assets operated by Seller;

          (f) execute and deliver to Buyer assignments of all state and federal Leases on the prescribed forms; and

          (g) execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

     Section 10.05 Actions of Buyer at the Closing.

     At the Closing, Buyer shall:

          (a) deliver to Seller the Purchase Price (as adjusted pursuant to the provisions hereof and net of the Deposit) by wire transfer to an account designated in writing by Seller;

          (b)  take possession of the Assets; and

          (c) execute, acknowledge and deliver the Assignment and any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

                                   ARTICLE XI
                                   TERMINATION

     Section 11.01 Right of Termination. This Agreement may be terminated at any time at or prior to the Closing:

          (a)  by mutual written consent of the Parties;

          (b)  by Seller on the Closing Date if the conditions set forth in
               Article VII have not been satisfied in all material respects by Buyer or waived by Seller in writing by the Closing Date;

          (c)  by Buyer on the Closing Date if the conditions set forth in
               Article VIII have not been satisfied in all material respects by Seller or waived by Buyer in writing by the Closing Date;

          (d) by Seller if the Closing shall not have occurred on or before August 31, 2006;

          (e) by either Party if any Governmental Authority shall have issued an order, judgment or decree or taken any other action challenging, delaying, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein;

          (f) by either Party if (i) the aggregate amount of the Purchase Price Adjustments agreed by the Parties or otherwise finally determined pursuant to this Agreement with respect to all uncured Title Defects (net of the aggregate amount of the Purchase Price Adjustments for all Title Benefits agreed by the Parties) plus
               (ii) the aggregate amount of the Environmental Defect Values agreed by the Parties or otherwise finally determined pursuant to this Agreement with respect to all Environmental Defects, exceeds ten percent (10%) percent of the Purchase Price;

          (g)  by Buyer in accordance with Section 13.04(c); or

          (h)  as otherwise provided herein;

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (b), (c), or (d) above if such Party is at such time in material breach of any provision of this Agreement.

     Section 11.02 Effect of Termination. In the event that the Closing does not occur as a result of any Party exercising its right to terminate pursuant to
Section 11.01, then except as set forth in Section 11.03, this Agreement shall be null and void and no Party shall have any further rights or obligations under this Agreement, except that nothing herein shall relieve any Party from any liability for any breach hereof or any liability that has accrued prior to the date of such termination.

     Section 11.03 Termination Damages.

          (a) If all conditions precedent to the obligations of Buyer set forth in Article VIII have been met and the transactions contemplated by this Agreement are not consummated on or before the Closing Date because of the failure of Buyer to perform any of its material obligations hereunder or the breach of any material representation herein by Buyer, then in such event and as Seller's sole remedy, Seller shall have the right to terminate this Agreement, in which case Seller shall retain the Deposit as liquidated damages on account of Buyer's failure to perform its obligations under this Agreement or Buyer's breach of any material representation under this Agreement, which remedy shall be the sole and exclusive remedy available to Seller for Buyer's failure to perform or breach. Buyer and Seller acknowledge and agree that (i) Seller's actual damages upon the event of such a termination are difficult to ascertain with any certainty, (ii) that the Deposit is a reasonable estimate of such actual damages and (iii) such liquidated damages do not constitute a penalty.

          (b) If this Agreement is terminated by the mutual written agreement of Buyer and Seller, or if the Closing does not occur on or before the Closing Date for any reason other than as set forth in
               Section 11.01(b), then Seller shall return the Deposit to Buyer in immediately available funds within three (3) Business Days after the event giving rise to such payment to Buyer. Buyer and Seller shall thereupon have the rights and obligations set forth elsewhere herein.

          (c)  If all conditions to the obligations of Seller set forth in
               Article VII have been met and the transactions contemplated by this Agreement are not consummated on or before the Closing Date because of the failure of Seller to perform any of its material obligations hereunder or the breach of any material representation herein by Seller and Seller fails to cure same within ten (10) Business Days after receipt of written notice of such breach from Buyer, then Buyer shall have the right to pursue specific performance.

     Section 11.04 Attorneys' Fees, Etc. If either Party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party, including reasonable attorneys' fees, in addition to any other relief to which such Party may be entitled. Notwithstanding anything to the contrary in this Agreement, in no event shall either Party be entitled to receive any punitive, indirect or consequential damages unless same are a part of a Third Party claim for which a Party is seeking indemnification hereunder, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF THE OTHER PARTY.

                                   ARTICLE XII
                            POST CLOSING OBLIGATIONS

     Section 12.01 Allocation of Expense and Revenues.

          (a) Provided that the Closing occurs, appropriate adjustments shall be made between Buyer and Seller so that (i) Buyer will receive all proceeds from sales of Hydrocarbons that are produced and saved from and after the Effective Time and any other revenues arising out of the ownership or operation of the Assets from and after the Effective Time, net of all applicable production, severance, and similar taxes, and net of all costs and expenses that are incurred in the ownership or operation of the Assets from and after the Effective Time, including, without limitation, all drilling costs, all capital expenditures, all overhead charges under applicable operating or other agreements (regardless of whether Seller or an affiliate of Seller serves as operator prior to the Closing), and (ii) Seller will receive all proceeds from sales of Hydrocarbons that are produced and saved prior to the Effective Time and any other revenues arising out of the ownership or operation of the Assets prior to the Effective Time, net of all applicable production, severance, and similar taxes, and net of all costs and expenses that are incurred in the ownership or operation of the Assets prior to the Effective Time.

          (b) In addition to the foregoing, and without duplication of any Purchase Price Adjustments, the Seller will be paid (i) the amount as of the Effective Time of all prepaid ad valorem, property or similar taxes and assessments based upon or measured by ownership of the Assets and any prepaid costs, including rentals and insurance premiums, insofar as such prepaid costs relate to periods of time after the Effective Time, and (ii) the value of all merchantable Hydrocarbons produced prior to the Effective Time but in storage above the inlet connection or upstream of the applicable sales meter on the Closing Date.

          (c) In addition to the foregoing, and without duplication of any Purchase Price Adjustments, the Buyer will be paid (i) an amount equal to all unpaid ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of the Assets that are attributable to periods of time prior to the Effective Time, which amounts shall, to the extent not actually assessed, be computed based on the 2006 tax statements received by Seller, or to the extent not received, then based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Buyer's ownership before and after the Effective Time), and (ii) an amount equal to all cash in, or attributable to, suspense accounts relative to the Assets for which Buyer has assumed responsibility under Section 14.02.

          (d) To the extent that the same are not known as of the Closing Date or settled as Purchase Price Adjustments pursuant to Section 10.02, all amounts due under this Section 12.01 will be settled in accordance with the Final Statement under Section 12.03.

     Section 12.02 Gas Imbalances. Buyer and Seller agree that the net gas imbalance attributable to the Assets as of the Effective Time is believed to be that which is set forth on Schedule 12.02 (the "Agreed Imbalance"), notwithstanding that the actual imbalance may be less or greater. Buyer and Seller shall verify the actual net gas imbalance in the post-closing accounting and any imbalance shall be accounted for between the parties at the price of $6.00 per Mcf but only as to those volumes which exceed or are less than the Agreed Imbalance. Such settlement shall be final and neither party thereafter shall make claim upon the other concerning the gas imbalances of the Assets. BUYER ASSUMES ALL RIGHTS AND LIABILITIES RELATING TO GAS IMBALANCES DISCOVERED AFTER THE POST-CLOSING SETTLEMENT INCLUDING ANY REVENUE ADJUSTMENT CAUSED BY SUCH

SUBSEQUENTLY DISCOVERED IMBALANCE AND AGREES TO DEFEND AND INDEMNIFY SELLER FROM AND AGAINST ANY CLAIM, BY ANYONE, ARISING OUT OF SUCH GAS IMBALANCES REGARDLESS OF SELLER'S NEGLIGENCE OR FAULT (INCLUDING STRICT LIABILITY).

     Section 12.03 Final Accounting Statement.

          (a) On or before ninety (90) days after the Closing Date, Seller shall prepare and deliver to Buyer a post-closing statement setting forth a detailed calculation of all post-Closing adjustments applicable to the period for time between the Effective Time and Closing ("Accounting Statement"). The Accounting Statement shall include any adjustment or payment which was not finally determined as of the Closing Date and the allocation of revenues and expenses as determined in accordance with Section 12.01. To the extent reasonably required by Seller, Buyer shall assist in the preparation of the Accounting Statement. Seller shall provide Buyer such data and information as Buyer may reasonably request supporting the amounts reflected on the Accounting Statement in order to permit Buyer to perform or cause to be performed an audit. The Accounting Statement shall become final and binding upon the parties on the thirtieth (30th) day following receipt thereof by Buyer (the "Final Settlement Date") unless Buyer gives written notice of its disagreement (a "Notice of Disagreement") to Seller prior to such date. Any Notice of Disagreement shall specify in detail the dollar amount, nature and basis of any disagreement so asserted. If a Notice of Disagreement is received by Seller in a timely manner, then the Parties shall resolve the Dispute (as defined in Section 16.01) evidenced by the Notice of Disagreement in accordance with
               Article XVI.

          (b) Within five (5) Business Days after the Final Settlement Date, Seller shall pay to Buyer or Buyer shall pay to Seller, as applicable, in immediately available funds the net amount due. For purposes of this Agreement, the term "Final Statement" shall mean (i) the revised Statement becoming final pursuant to this Section, or (ii) upon resolution of any Dispute regarding a Notice of Disagreement, the revised Statement reflecting such resolutions, which the Parties shall issue, or cause the Independent Expert or arbitrators to issue, as applicable, following such resolution.

     Section 12.04 Further Cooperation. Seller shall make the Records available to be picked up by Buyer at the offices of Seller during normal business hours within five (5) Business Days after the Closing to the extent the Records are in the possession of Seller and are not subject to contractual restrictions on transferability. Seller shall have the right to retain copies of any of the Records and the rights granted under Section 17.03.

After the Closing Date, each Party, at the request of the other and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to convey and deliver the Assets to Buyer and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement. After the Closing, the Parties will cooperate to have all proceeds received attributable to the Assets be paid to the proper Party hereunder and to have all expenditures to be made with respect to the Assets be made by the proper Party hereunder.

                                  ARTICLE XIII
                             OPERATION OF THE ASSETS

     Section 13.01 Operations after Effective Time. Pursuant to that certain Transition Services Agreement dated April 1, 2006 by and between Seller and Journey Operating L.L.C. ("Journey Operating") (the "Journey Transition Services Agreement"), Journey Operating is operating certain of the Assets on which Seller is the operator of record and shall continue to do so until such time as the Journey Transition Services Agreement terminates pursuant to the terms thereof.

Seller agrees, from and after the date hereof until Closing, except as expressly contemplated by this Agreement or the Journey Transition Services Agreement, or as expressly consented to in writing by Buyer, or in situations wherein emergency action is taken in the face of risk to life, property or the environment, to use commercially reasonable efforts to, or cause Journey Operating to:

          (a) Operate, or cause to be operated, the Assets in a good and workmanlike manner and in the usual, regular and ordinary manner consistent with past practice;

          (b) maintain the books of account and records relating to the Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices of each such person;

          (c) not enter into a material contract, or materially amend or change the terms of any such contract that would involve individual commitments of more than $50,000;

          (d) not plug or abandon any well located on the Assets without Buyer's prior written consent;

          (e) not transfer, sell, mortgage, pledge or dispose of any material portion of the Assets other than the sale and/or disposal of hydrocarbons in the ordinary course of business and sales of equipment that is no longer necessary in the operation of the Assets or for which replacement equipment has been obtained;

          (f) preserve in full force and effect all oil and gas leases, operating agreements, easements, rights-of-way, permits, licenses, insurance (to the extent maintained by Seller) and agreements that relate to the Assets;

          (g) submit to Buyer for prior written approval, all requests for operating or capital expenditures relating to the Assets that involve individual commitments of more than $50,000; and

          (h) obtain Buyer's written approval prior to voting under any operating, joint venture, partnership or similar agreement or electing to non-consent any operation under an operating agreement.

In order to reimburse the Seller for administrative overhead expenses incurred in order to operate the properties in accordance with this Section from the Effective Time to the Closing Date, Buyer shall pay the Seller a fee as provided in Section 10.02(a)(vi).

     Section 13.02 Limitations on the Operational Obligations and Liabilities of Seller

          (a) From and after the date of execution of this Agreement and until the Closing, and subject to the provisions of applicable operating and other agreements, Seller shall use commercially reasonable efforts to cause Journey Operating to operate the Assets and use commercially reasonable efforts to cause any other operators to operate and administer the Assets in a manner consistent with its past practices, and shall carry on its business with respect to the Assets in substantially the same manner as before execution of this Agreement.

               Buyer acknowledges that Seller owns undivided interests in some or all of the Assets, and Buyer agrees that the acts or omissions of the other working interest owners shall not constitute a violation of the provisions of this Article XIII, nor shall any action required by a vote of working interest owners constitute such a violation so long as Seller has voted its interests in a manner that complies with the provisions of this Article XIII. To the extent that Seller is not the operator of any of the Assets, the obligations of Seller in this Article XIII shall be construed to require that Seller use reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such Assets to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

          (b) Notwithstanding anything to the contrary in this Article XIII, and pursuant to Section 14.03 hereof, Seller shall have no liability to Buyer for, and Buyer hereby agrees to release, defend, indemnify and hold harmless Seller from, the incorrect payment of delay rentals, royalties, shut-in royalties or similar payments or for any failure to pay any such payments through mistake or oversight (INCLUDING THOSE RESULTING FROM SELLER'S SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY, BUT EXCLUDING THOSE RESULTING FROM SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) provided that such payments relate to production months after the Effective Time. In no event shall Buyer's remedy for any breach by Seller of its obligations under this Article XIII exceed the Allocated Value of the Subject Interest affected by such breach.

     Section 13.03 Operation of the Assets After the Closing. Following the Closing, Seller shall not be obligated to continue operating any of the Assets, and Buyer hereby agrees to assume full responsibility for operating (or causing the operation of) all Assets. Seller shall make its personnel available to Buyer prior to the Closing as may be reasonably necessary to assist in the transition if Buyer becomes the operator. Without implying any obligation on Seller's part to continue operating any Assets after the Closing, if Seller elects to operate any Assets following the Closing at the request of Buyer or any Third Party working interest owner, due to constraints of applicable joint operating agreement(s), or failure of a successor operator to take over operations or other reasonable cause, such continued operation by Seller shall be for the account of Buyer, at the sole risk, cost and expense of Buyer. Seller, as a part of the Assumed Obligations, is hereby released and indemnified by Buyer from all claims, losses, damages, costs, expenses, causes of action and judgments of any kind or character (INCLUDING THOSE RESULTING FROM SELLER'S SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY) with respect to (a) such continued operations by Seller, (b) Buyer's assumption of operations, and
(c) compliance with the terms of any applicable joint operating agreement related to the election of a successor operator. Buyer shall conduct or cause to be conducted all operations on the Assets after Closing in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations and agreements. Notwithstanding anything to the contrary contained herein, at Closing, Seller will resign as operator of any wells within the Assets that Seller currently operates.

     Section 13.04 Casualty Loss.

          (a) Buyer shall assume all risk of loss with respect to, and any change in the condition of, the Assets from Effective Time until the Closing, including with respect to the depletion of Hydrocarbons, the watering-out of any well, the collapse of casing, sand infiltration of wells, and the depreciation of personal property.

          (b) If after the date of this Agreement and prior to the Closing any part of the Assets shall be damaged or destroyed by fire or other casualty or if any part of the Assets shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened, this Agreement shall remain in full force and effect notwithstanding any such destruction, taking or proceeding, or the threat thereof and the Parties shall proceed with the transactions contemplated by this Agreement notwithstanding such destruction or taking without reduction of the Purchase Price, but subject to Section 13.04(c).

          (c) Notwithstanding Section 13.04(a), in the event of any loss described in Section 13.04(b), at the Closing, Seller shall pay to Buyer all sums paid to Seller by Third Parties by reason of the destruction or taking of such Assets (up to the Allocated Value thereof), including any sums paid pursuant to any policy or agreement of insurance or indemnity, and shall assign, transfer and set over unto Buyer all of the rights, title and interest of Seller in and to any claims, causes of action, unpaid proceeds or other payments from Third Parties, including any policy or agreement of insurance or indemnity, arising out of such destruction or taking (up to the Allocated Value thereof). Notwithstanding anything to the contrary in this
               Section 13.04, except as provided in Section 13.01 Seller shall not be obligated to carry or maintain, and shall have no obligation or liability to Buyer for its failure to carry or maintain, any insurance coverage with respect to any of the Assets. Notwithstanding anything to the contrary contained in this Section 13.04, should the uncompensated loss exceed fifteen (15%) percent of the Purchase Price, Buyer shall have the option to terminate this Agreement in which event Seller shall return the Deposit and to Buyer within three (3) Business Days after such termination.

     Section 13.05 Operatorship. At or before Closing, Seller will send out notifications of its resignation as operator for all wells Seller currently operates and is selling to Buyer pursuant to this Agreement. Seller makes no representation and/or warranty to Seller as to the transferability or assignability of operatorship of such wells. Buyer acknowledges that the rights and obligations associated with such wells are governed by applicable agreements and that operatorship will be determined by the terms of those agreements.

                                   ARTICLE XIV
                         OBLIGATIONS AND INDEMNIFICATION

     Section 14.01 Retained Obligations. Provided that the Closing occurs, Seller shall retain the following, to the extent that Buyer has provided Seller with written notice claiming indemnification within six (6) months of the Closing pursuant to the provisions of Section 14.04, and not thereafter,: (a) all obligations and liabilities for the payment of royalties and rentals under the Leases relating to the Subject Interests accruing during the Seller Ownership Period; (b) all obligations of Seller under the Contracts for payment of trade payables that accrue during the Seller Ownership Period; (c) any obligation for which Seller expressly elects to indemnify Buyer pursuant to
Section 4.04(a)(iii); (d) all obligations and liabilities for payment of ad valorem, property, and severance taxes attributable to the Assets arising during the Seller Ownership Period; (e) all obligations and liabilities of Seller to Third Parties for personal injury or death to the extent occurring prior to the Effective Time as a result of the operation of the Assets by Seller, Journey Operating or their respective affiliates; and (f) all obligations and liabilities relating to any contamination or condition that is the result of any offsite disposal by Seller, Journey Operating or their respective affiliates of any wastes, pollutants, contaminants, hazardous material or other material or substances on, in or below any properties not included in the Assets prior to the Effective Time ("Offsite Disposal Claims") (collectively, the "Retained Obligations").

     Section 14.02 Assumed Obligations. Provided that the Closing occurs, Buyer hereby assumes all duties, obligations and liabilities of every kind and character with respect to the Assets and the ownership or operation thereof (other than the Retained Obligations), whether attributable to periods before or after the Effective Time, including, without limitation, those arising out of (a) the terms of the Easements, Contracts, Leases, Personal Property or Subject Interests comprising part of the Assets, (b) Gas Imbalances,
(c) suspense accounts, (d) ad valorem, property, severance and other similar taxes or assessments based upon or measured by the ownership of the Assets or the production therefrom, (e) the condition of the Subject Interests, regardless of whether such condition arose before or after the Effective Time, (f) obligations to properly plug and abandon or re-plug or re-abandon or remove wells, flowlines, gathering lines or other facilities, equipment or other personal property or fixtures comprising part of the Assets, (g) obligations to restore the surface of the Subject Interests and obligations to remediate or bring the Subject Interests into compliance with applicable Environmental Laws (including conducting any remediation activities that may be required on or otherwise in connection with activities on the Subject Interests), regardless of whether such obligations or conditions or events giving rise to such obligations, arose, occurred or accrued before or after the Effective Time, and
(h) any other duty, obligation, event, condition or liability assumed by Buyer under the terms of this Agreement (collectively, the "Assumed Obligations").

     Section 14.03 Buyer's Indemnification.

          (a) Provided that the Closing occurs, Buyer shall release, defend, indemnify and hold harmless Seller, its partners, and their respective officers, directors, employees, agents, partners, representatives, members, shareholders, affiliates, subsidiaries, successors and assigns (collectively, the "Seller Indemnitees") from and against any and all claims, damages, liabilities, losses, causes of action, costs and expenses (including, without limitation, those involving theories of negligence or strict liability and including court costs and attorneys' fees) (collectively, the "Losses") as a result of, arising out of, or related to the Assumed Obligations, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE SELLER INDEMNITEES.

          (b) Without limiting the foregoing, provided that the Closing occurs, Buyer shall release, defend, indemnify and hold harmless Seller Indemnitees from and against any and all Losses which Seller Indemnitees may sustain or incur by reason of or in connection with environmental claims (excluding Offsite Disposal Claims which constitute Retained Obligations, subject to other limitations set forth in this Article XIV) relating to or arising from the Assets REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE SELLER INDEMNITEES. BUYER HEREBY EXPRESSLY WAIVES BUYER'S RIGHT TO CONTRIBUTION UNDER CERCLA.

     Section 14.04 Seller's Indemnification. Provided that the Closing occurs, subject to the limitations set forth in this paragraph and Section 15.03 Seller shall release, defend, indemnify and hold harmless Buyer, its partners, and their respective officers, directors, employees, agents, representatives, members, shareholders, affiliates and subsidiaries (collectively, the "Buyer

Indemnitees") from and against any and all Losses resulting from Seller's breach of its representations and warranties and the Retained Obligations REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE BUYER INDEMNITEES. Notwithstanding anything to the contrary contained herein, Seller's indemnification obligation under this Section 14.04 shall only apply if (a) Buyer has provided Seller with written notice claiming indemnification within six (6) months of the Closing, and (b) Buyer shall bear sole responsibility for the aggregate costs associated with all Losses relating to Buyer Indemnitees up to a deductible percentage of three percent (3%) of the Purchase Price. By the prior sentence, it is the intent that the Seller only be obligated to the extent of the excess of the claims for Losses exceeds the deductible percentage of three percent (3%). In no event shall Seller be required to indemnify the Buyer Indemnitees (or any single Buyer Indemnitee) or pay any other amount in connection with or with respect to the transactions contemplated in this Agreement any amount exceeding in the aggregate twenty percent (20%) of the Purchase Price (as increased or decreased under the terms of this Agreement).

     Section 14.05 Notices and Defense of Indemnified Matters. Each Party shall promptly notify the other Party of any matter of which it becomes aware and for which it is entitled to indemnification from the other Party under this Agreement. The indemnifying Party shall be obligated to defend, at the indemnifying Party's sole expense, any litigation or other administrative or adversarial proceeding against the indemnified Party relating to any matter for which the indemnifying Party has agreed to indemnify and hold the indemnified Party harmless under this Agreement. However, the indemnified Party shall have the right to participate with the indemnifying Party in the defense of any such matter at its own expense.

     Section 14.06 Sole Remedy. If the Closing occurs, the sole and exclusive remedy of each of the Buyer Indemnitees and the Seller Indemnitees with respect to the Assets, including this purchase and sale, shall be pursuant to the express provisions of this Agreement. With respect to the Buyer Indemnitees, any and all (i) claims relating to the representations, warranties, covenants, and agreements contained in this Agreement, (ii) other claims pursuant to, or in connection with, this Agreement, or (iii) other claims relating to the Assets and the purchase and sale thereof shall be subject to the provisions set forth in Section 14.04. With respect to the Seller Indemnitees, any and all (i) claims relating to the representations, warranties, covenants, and agreements contained in this Agreement, (ii) other claims pursuant to, or in connection with, this Agreement, or (iii) other claims relating to the Assets and the purchase and sale thereof shall be subject to the provisions set forth in this Article XIV. If the Closing occurs, Buyer on behalf of each of the Buyer Indemnitees and Seller on behalf of each of the Seller Indemnitees shall be deemed to have waived, to the fullest extent permitted under applicable law, any right to contribution against Seller or any of its affiliates and any and all other rights, claims, and causes of action it may have against Seller or any of its affiliates, or Buyer or any of its affiliates, respectively, arising under or on any federal, state, or local statute, law ordinance, rule or regulation, common law or otherwise.

     Section 14.07 Insurance and Tax Benefits. The amount for which any of the Buyer Indemnitees or the Seller Indemnitees are entitled to indemnification or other compensation under this Agreement or in connection with or with respect to the transactions contemplated in this Agreement shall be reduced by any corresponding (i) tax benefit created or generated or (ii) insurance proceeds realized or that could reasonably be expected to be realized by such party if a claim were properly pursued under the relevant insurance arrangements.

     Section 14.08 Express Negligence. EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN THIS AGREEMENT, THE INDEMNIFICATION, RELEASE AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES, AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM (i) THE EXPRESS, GROSS, ACTIVE, PASSIVE, OR CONCURRENT NEGLIGENCE, OR OTHER FAULT OF ANY BUYER INDEMNITEE OR SELLER INDEMNITEE OR (II) ANY ACTION THAT SUBJECTS THE BUYER INDEMNITEE OR SELLER INDEMNITEE TO CLAIMS PREMISED IN WHOLE OR IN PART ON STRICT LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

                                   ARTICLE XV
                  LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

     Section 15.01 Disclaimers of Representations and Warranties. The express representations and warranties of Seller contained in this Agreement and in the Assignment are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF SELLER IN THIS AGREEMENT, BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS,
(b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER, AND (c) THE ENVIRONMENTAL CONDITION OF THE ASSETS. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF SELLER IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING A PART OF THE ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,
(IV) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, AND (VII) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE

ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER THAT THE PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES INCLUDED IN THE ASSETS SHALL BE CONVEYED TO BUYER, AND BUYER SHALL ACCEPT SAME, AS IS, WHERE IS, WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND BUYER REPRESENTS TO SELLER THAT BUYER WILL MAKE OR CAUSE TO BE MADE SUCH INSPECTIONS WITH RESPECT TO SUCH PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES AS BUYER DEEMS APPROPRIATE. SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

     Section 15.02 Independent Investigation. Buyer represents and acknowledges that it is knowledgeable of the oil and gas business and of the usual and customary practices of producers such as Seller and that it has had (or will have prior to the Closing if Seller complies with its obligations under this Agreement) access to the Assets, the officers and employees of Seller, and the books, records and files of Seller relating to the Assets, and in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent due diligence investigation of the Assets and upon the representations and warranties made in Article V, and not on any other representations or warranties of Seller or any other person or entity.

     Section 15.03 Survival. The representations and warranties set forth in Sections 5.07 through 5.14 and the covenants and agreements of Seller and Buyer to be performed prior to or at the Closing shall terminate upon the Closing and be of no further force and effect. All other representations, warranties, covenants and obligations of Buyer under this Agreement shall indefinitely survive the Closing. The representations, warranties, covenants and obligations of Seller under Sections 5.01, 5.02, 5.03, 5.04, 5.05, and 5.06 of this Agreement shall survive the Closing for a period of six months from the Closing. The provisions of Section 11.04, 13.03, and 13.04(a) and Articles XII, XV, XVI and XVII shall survive indefinitely. Article 14 shall survive the Closing indefinitely, provided, however, nothing herein shall extend the six (6) month period after Closing in which Buyer may send written notice claiming the right to indemnification either under Sections 14.01 or 14.04 and Buyer expressly waives all other rights to make any claim against Seller Indemnitees in accordance with Sections 14.06 and 15.05.

     Section 15.04 Mitigation. Each person and entity entitled to indemnification hereunder or otherwise to damages in connection with the transactions contemplated in this Agreement shall take all reasonable steps to mitigate all losses, costs, expenses and damages after becoming aware of any event which could reasonably be expected to give rise to any losses, costs, expenses and damages that are indemnifiable or recoverable hereunder or in connection herewith.

     Section 15.05 Effect of Waiver. Neither Seller not Buyer shall have any obligation or liability under this Agreement or in connection with or with respect to the transactions contemplated in this Agreement for any breach, misrepresentation, or noncompliance with respect to any representation, warranty, covenant, or obligation if such breach, misrepresentation or noncompliance shall have been waived by the other party.

     Section 15.06 Waiver of Consumer Rights. BUYER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT (THE "DTPA"), CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED) OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER. TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, BUYER REPRESENTS TO SELLER THAT IT (i) IS IN THIS BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE, (II) HAS ASSETS OF $5 MILLION OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, (III) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED HEREBY, AND (IV) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

                                   ARTICLE XVI
                               DISPUTE RESOLUTION

     Section 16.01 General. Any and all claims, disputes, controversies or other matters in question arising out of or relating to title issues pursuant to
Section 3.05(c), environmental issues pursuant to Section 4.04(b), or calculation of the Accounting Statement or revisions thereto pursuant to Section 12.03(a) (all of which are referred to herein as "Disputes" which term shall not include any other disputes claims, disputes, controversies or other matters in question arising under this Agreement) shall be resolved in the manner prescribed by this Article XVI.

     Section 16.02 Senior Management. If a Dispute occurs that the senior representatives of the Parties responsible for the transaction contemplated by this Agreement have been unable to settle or agree upon within a period of fifteen (15) days after such Dispute arose, Seller shall nominate and commit one of the senior officers of its general partner, and Buyer shall nominate and commit one of its senior officers, to meet at a mutually agreed time and place not later than thirty (30) days after the Dispute has arisen to attempt to resolve same. If such senior management have been unable to resolve such Dispute within a period of fifteen (15) days after such meeting, or if such meeting has not occurred within forty-five (45) days following such Dispute arising, then either Party shall have the right, by written notice to the other, to resolve the Dispute through the relevant Independent Expert pursuant to Section 16.03.

     Section 16.03 Dispute by Independent Expert.

          (a) Each Party shall have the right to submit Disputes regarding title issues, environmental issues, or calculation of the Statement or revisions thereto, to an independent expert appointed in accordance with this Section 16.03

               (each, an "Independent Expert"), who shall serve as sole arbitrator. The Independent Expert shall be appointed by mutual agreement of the Parties from among candidates with experience and expertise in the area that is the subject of such Dispute, and failing such agreement, such Independent Expert for such Dispute shall be selected in accordance with the Rules (as defined in Subsection (b) of this Section 16.03).

          (b) Disputes to be resolved by an Independent Expert shall be resolved in accordance with mutually agreed procedures and rules and failing such agreement, in accordance with the rules and procedures of the Texas Arbitration Act and the Rules of the American Arbitration Association to the extent such Rules do not conflict with such Texas Arbitration Act or the provisions of this Agreement The Independent Expert shall be instructed by the Parties to resolve such Dispute as soon as reasonably practicable in light of the circumstances. The decision and award of the Independent Expert shall be binding upon the Parties as an award under the Texas Arbitration Act and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any Party as a final judgment of such court.

          (c) The charges and expenses of the arbitrator shall be shared equally by Seller and Buyer.

          (d) Any arbitration hearing held pursuant to Section 16.03 shall be held in Houston, Texas

     Section 16.04 Limitation on Arbitration. ALL OTHER DISAGREEMENTS, DIFFERENCES, OR DISPUTES ARISING BETWEEN SELLER AND BUYER UNDER THE TERMS OF THIS AGREEMENT (AND NOT COVERED BY SECTION 16.03) SHALL NOT BE SUBJECT TO ARBITRATION AND SHALL BE DETERMINED BY A COURT OF COMPETENT JURISDICTION, UNLESS THE PARTIES OTHERWISE MUTUALLY AGREE.

                                  ARTICLE XVII
                                  MISCELLANEOUS

     Section 17.01 Names. As soon as reasonably possible after the Closing, but in no event later than 45 days after the Closing, Buyer shall remove the names of Seller and its affiliates, and all variations thereof, from all of the Assets and make the requisite filings with, and provide the requisite notices to, the appropriate federal, state or local agencies to place the title or other indicia of ownership, including operation of the Assets, in a name other than the name of the Seller or any of its affiliates, or any variations thereof.

     Section 17.02 Expenses. Each Party shall be solely responsible for all expenses, including due diligence expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for such expenses from the other Party.

     Section 17.03 Document Retention. As used in this Section 17.03, the term "Documents" shall mean all files, documents, books, records and other data delivered to Buyer by Seller pursuant to the provisions of this Agreement (other than those that Seller has retained either the original or a copy of), including, but not limited to: financial and tax accounting records; land, title and division of interest files; contracts; engineering and well files; and books and records related to the operation of the Assets prior to the Closing Date. Buyer shall retain and preserve the Documents for a period of no less than four
(4) years following the Closing Date (or for such longer period as may be required by law or governmental regulation), and shall allow Seller or its representatives to inspect the Documents at reasonable times and upon reasonable notice during regular business hours during such time period. Seller shall have the right during such period to make copies of the Documents at its expense.

     Section 17.04 Entire Agreement. This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties and specifically referencing this Agreement.

     Section 17.05 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     Section 17.06 Publicity. Neither Seller nor Buyer will issue any public announcement or press release concerning this transaction without prior consultation of the other Party (except as required by law or the applicable rules or regulations of any Governmental Authority or stock exchange, and in such case with prior written agreement between the Parties on the wording of the announcement or press release).

     Section 17.07 Construction. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement and as such the Parties agree that if an ambiguity or question of intent or interpretation arises hereunder, this Agreement shall not be construed more strictly against one Party than another on the grounds of authorship.

     Section 17.08 No Third Party Beneficiaries. Except as may be specifically provided for in the terms of this Agreement, nothing in this Agreement shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall otherwise not be construed as a Third Party beneficiary contract.

     Section 17.09 Assignment. Neither Party may assign or delegate any of its rights or duties hereunder without the prior written consent of the other Party, and any assignment made without such consent shall be void. Notwithstanding the foregoing, Seller may assign its rights and delegate its duties hereunder without the consent of Buyer to any entity (i) that is controlled by Seller; (ii) that controls Seller, or (iii) that is under common control with Seller; provided however, that no such assignment of rights or delegation of duties shall relieve Seller of any of its obligations under this Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors, assigns and legal representatives.

     Section 17.10 Buyer's Obligation Independent of Financing. Notwithstanding anything to the contrary in this Agreement, the rights and obligations of Buyer under this Agreement (including, without limitation, Buyer's due diligence rights under Articles III and IV hereof) are independent of Buyer's ability to obtain financing.

     Section 17.11 Governing Law. This Agreement, other documents delivered pursuant hereto and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the application of the laws of another jurisdiction. The Parties agree to venue in Harris County, Texas.

     Section 17.12 Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, overnight courier or facsimile to the addresses of Seller and Buyer set forth below. Any such notice shall be effective only upon receipt.


           Seller:                 Kinder Morgan Production Company LP
                                   500 Dallas, Suite 1000
                                   Houston, Texas 77002
                                   Attn: President
                                   Facsimile No.: 713-369-9195

           Buyer:                  Legacy Reserves Operating LP
                                   303 West Wall, Suite 1600
                                   Midland, Texas 79701
                                   Attn:  Kyle A. McGraw
                                   Facsimile No.: 432-686-8316


Either Party may, by written notice so delivered to the other Party, change its address for notice purposes hereunder.

     Section 17.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 17.14 Time of the Essence. Time shall be of the essence with respect to all time periods and notice periods set forth in this Agreement.

     Section 17.15 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each party that executes the same whether or not all of such parties execute the same counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Agreement as of the date first set forth above.


         SELLER:

                                 KINDER MORGAN PRODUCTION COMPANY LP
                                 By:      KM Production Company GP LLC,
                                          Its General Partner


                                 By:         /s/ R. D. Bradley
                                    --------------------------------------------
                                          Name:  R. D. Bradley
                                          Title: President



         BUYER:

                                 LEGACY RESERVES OPERATING LP
                                 By:      Legacy Reserves Operating GP LLC,
                                          Its General Partner


                                 By:         /s/ Steven H. Pruett
                                    --------------------------------------------
                                          Name:  Steven H. Pruett
                                          Title: President & Chief Financial
                                                 Officer

                                    EXHIBIT D



                           ASSIGNMENT AND BILL OF SALE

     THIS ASSIGNMENT AND BILL OF SALE (this "Assignment"), effective as of 7:00 a.m. on July 1, 2006 (the "Effective Time"), is made by Kinder Morgan Production Company LP, a Delaware Limited Partnership (the "Assignor"), whose address is 500 Dallas, Suite 1000, Houston, Texas 77002, to Legacy Reserves Operating LP, a Delaware Limited Partnership (the "Assignee"), whose address is 303 West Wall, Suite 1600, Midland, Texas 79701.

                                    ARTICLE I
                              GRANTING AND HABENDUM

     For Ten Dollars ($10.00) and other good and valuable consideration, the receipt, and sufficiency of which are hereby acknowledged, Assignor does hereby grant, bargain, sell, transfer, convey, set over, assign and deliver unto Assignee, its successors and assigns, effective for all purposes as of the Effective Time and subject to the matters set forth herein, the Assets. The term "Assets" shall mean all of Assignor's right, title and interest in and to the following:

          (a) the leasehold estates in and to the oil, gas and mineral leases described or referred to in Exhibit A attached hereto (the "Leases"), whether or not all lands covered by the Leases are described in Exhibit A, and any overriding royalty interests, fee mineral interests, royalty interests or other interests in and to the lands covered by the Leases, assignments and other documents of title described or referred to in Exhibit A, all as more specifically described in Exhibit A (collectively, the "Subject Interests," or singularly, a "Subject Interest");

          (b) all rights incident to the Subject Interests, including, without limitation, (i) all rights with respect to the use and occupation of the surface of and the subsurface depths under the Subject Interests; (ii) all rights with respect to any pooled, communitized or unitized acreage by virtue of any Subject Interest being a part thereof, including all Hydrocarbon (as defined in Subsection (d) of this Article I) production after the Effective Time attributable to the Subject Interests or any such pool or unit allocated to any such Subject Interest;

          (c) to the extent assignable or transferable, all easements, rights-of-way, surface leases, surface estates, servitudes, and other estates or similar rights and privileges directly related to or used solely in connection with the Subject Interests (the "Easements"), including, without limitation, the Easements described or referred to in Exhibit A;

          (d) to the extent assignable or transferable, all personal property, equipment, fixtures, inventory and improvements located on or used in connection with the Subject Interests and the Easements or with the production, treatment, sale, or disposal of oil, gas or other hydrocarbons (collectively, "Hydrocarbons"), byproducts or waste produced therefrom or attributable thereto, including, without limitation, all wells located on the lands covered by the Subject Interests or on lands with which the Subject Interests may have been pooled, communitized or unitized (whether producing, shut in or abandoned, and whether for production, injection or disposal), including, without limitation, all wells described on Exhibit B attached hereto, and all wellhead equipment, pumps, pumping units, flowlines, gathering systems, piping, tanks, buildings, treatment facilities, injection facilities, disposal facilities, compression facilities, and other materials, supplies, equipment, facilities and machinery (collectively, "Personal Property");

          (e) to the extent assignable or transferable, all contracts, agreements and other arrangements that directly relate to the Subject Interests, the Leases or the Easements, including, without limitation, production sales contracts, farmout agreements, operating agreements, service agreements and similar arrangements (collectively, the "Contracts");

          (f) to the extent assignable or transferable, all books, records, files, muniments of title, reports and similar documents and materials, including, without limitation, lease records, well records, and division order records, well files, title records (including abstracts of title, title opinions and memoranda, and title curative documents related to the Assets), contracts and contract files, correspondence, that relate to the foregoing interests in the possession of, and maintained by, Assignor (collectively, the "Records") subject to Assignor's right to retain copies of the same; and

          (g) all geological and geophysical data relating to the Subject Interests, other than such data that is interpretive in nature or which cannot be transferred without the consent of, or payment to, any Third Party. For purposes of this Agreement, "Third Party" means any person or entity, governmental or otherwise, other than Assignor or Assignee, and their respective affiliates; the term includes, but is not limited to, working interest owners, royalty owners, lease operators, landowners, service contractors and governmental agencies.

          (h) all franchises, licenses, permits, approvals, consents, certificates, and other authorizations and rights granted by governmental authorities and all certificates of convenience or necessity, immunities, privileges, grants and other rights that related to the Assets or the ownership or operation of any thereof.

     NOTWITHSTANDING THE FOREGOING, the Assets shall not include, and there is excepted, reserved and excluded from the assignment contemplated hereby (collectively, the "Excluded Assets"):

          (a) all credits and refunds and all accounts, instruments, trade credits, and general intangibles (as such terms are defined in the Texas Uniform Commercial Code) attributable to the Assets accruing prior to the Effective Time;

          (b) all claims of Assignor for refunds of or loss carry forwards with respect to (i) ad valorem, severance, production or any other taxes attributable to any period prior to the Effective Time,
               (ii) income or franchise taxes, or (iii) any taxes attributable to the other Excluded Assets, and such other refunds, and rights thereto, for amounts paid in connection with the Assets and attributable to the period prior to the Effective Time, including refunds of amounts paid under any gas gathering or transportation agreement;

          (c) all proceeds, income, revenues or hydrocarbon production (and any security or other deposits made) attributable to (i) the Assets for any period prior to the Effective Time, or (ii) any other Excluded Assets;

          (d) all personal computers and associated peripherals and all radio and telephone equipment and all of Assignor's proprietary computer software, technology, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

          (e) all of Assignor's rights and interests in geological and geophysical data that is interpretive in nature or which cannot be transferred without the consent of, or payment to, any Third Party;

          (f) all documents and instruments of Assignor that may be protected by an attorney-client privilege;

          (g) data and other information that cannot be disclosed or assigned to Assignee as a result of confidentiality or similar arrangements under agreements with persons unaffiliated with Assignor;

          (h) all audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or to any of the other Excluded Assets;

          (i) all corporate, partnership, income tax records, and documents subject to legal privilege (other than title);

          (j) all claims and causes of action of Assignor (i) arising from acts, omissions, or events, or damage to or destruction of property, occurring prior to the Effective Time, (ii) arising under or with respect to any of the Contracts that are attributable to periods of time prior to the Effective time (including claims for adjustments or refunds), or (iii) with respect to any of the Excluded Assets;

          (k) all rights and interests of Assignor (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or
               (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions, or events, or damage to or destruction of property, occurring prior to the Effective Time;

          (l) any amounts due or payable to Assignor as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Time; and

          (m) all cash, checks, funds, accounts receivable, accounts payable, promissory notes or general intangibles (as such terms are defined by the Uniform Commercial Code) attributable to Assignor's interests in the Assets with respect to any period prior to the Effective Time.

     TO HAVE AND TO HOLD the Assets, together with all and singular the rights, privileges, contracts and appurtenances, in any way appertaining or belonging thereto, unto Assignee, its successors and assigns, forever, subject to the matters set forth herein.

                                   ARTICLE II
                    SPECIAL WARRANTY OF TITLE AND DISCLAIMERS

     Section 2.01 Special Warranty of Title. Assignor hereby agrees to warrant and defend title to the Assets unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Assignor, but not otherwise; subject, however, to the Permitted Encumbrances (as such term is defined in the Purchase Agreement described below) and the other matters set forth herein. The interests set forth on Exhibit B are included for warranty purposes only and shall not limit the interests herein conveyed, it being the intent of Assignor to convey to Assignee all of its undivided interest in the Assets. Assignor also grants and transfers to Assignee and its successors and assigns, to the extent so transferable, the benefit of and the right to enforce all title and other covenants and warranties, if any, which Assignor may enforce with respect to the Assets against Assignor's predecessors-in-title to the Assets.

     Section 2.02 Disclaimer. ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS;
(b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR; AND (c) THE ENVIRONMENTAL CONDITION OF THE ASSETS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS ASSIGNMENT, ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY WAIVES, AS TO PERSONAL

PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING A PART OF THE ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,
(iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, AND (vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF ASSIGNEE AND ASSIGNOR THAT THE PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES INCLUDED IN THE ASSETS SHALL BE CONVEYED TO ASSIGNEE, AND ASSIGNEE SHALL ACCEPT SAME, AS IS, WHERE IS, WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND ASSIGNEE REPRESENTS TO ASSIGNOR THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO SUCH PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES AS ASSIGNEE DEEMS APPROPRIATE. ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

                                   ARTICLE III
                                  MISCELLANEOUS

     Section 3.01 Construction. The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment. Assignor and Assignee acknowledge that they have participated jointly in the negotiation and drafting of this Assignment and as such they agree that if an ambiguity or question of intent or interpretation arises hereunder, this Assignment shall not be construed more strictly against one party than another on the grounds of authorship.

     Section 3.02 No Third Party Beneficiaries. Nothing in this Assignment shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties hereto that this Assignment shall otherwise not be construed as a Third Party beneficiary contract.

     Section 3.03 Assignment. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 3.04 Governing Law. This Assignment, other documents delivered pursuant hereto and the legal relations between the parties hereto shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the application of the laws of another jurisdiction.

     Section 3.05 Counterpart Execution. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each party that executes the same whether or not all of such parties execute the same counterpart. If counterparts of this Assignment are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Assignment, but each counterpart shall be considered an original.

     Section 3.06 Recording. To facilitate the recording or filing of this Assignment, the counterpart to be recorded in a given county may contain only that portion of the exhibits that describes Assets located in that county. In addition to filing this Assignment, the parties hereto shall execute and file with the appropriate authorities, whether federal, state or local, all forms or instruments required by applicable law to effectuate the conveyance contemplated hereby. Said instruments shall be deemed to contain all of the exceptions, reservations, rights, titles and privileges set forth herein as fully as though the same were set forth in each such instrument. The interests conveyed by such separate assignments are the same, and not in addition to the Assets conveyed herein.

     Section 3.07 Purchase and Sale Agreement. This Assignment is subject to all of the terms and conditions of the Purchase and Sale Agreement dated June 28, 2006 by and between Assignor and Assignee (the "Agreement").

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this Assignment is executed by the parties on the date of their respective acknowledgments below, but shall be effective for all purposes as of the Effective Time.

         ASSIGNOR:

                               KINDER MORGAN PRODUCTION COMPANY LP
                               By:      KM Production Company GP LLC,
                                        Its General Partner

                               By:
                                  ----------------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


         ASSIGNEE:

                               LEGACY RESERVES OPERATING LP
                               By:      Legacy Reserves Operating GP LLC,
                                        Its General Partner

                               By:
                                  ----------------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



STATE OF TEXAS             SS
                           SS
COUNTY OF ______________   SS

This instrument was acknowledged before me on _________, ____, 2006 by ______________, the _____________ of KM Production Company GP LLC, as general partner of Kinder Morgan Production Company LP, a Delaware limited partnership on behalf of such limited partnership.

                                      ------------------------------------------
                                      Notary Public in and for
                                      The State of Texas
                                      Name:
                                           -------------------------------------
                                      My Commission Expires:
                                                            -------------

STATE OF TEXAS             SS
                           SS
COUNTY OF ______________   SS

This instrument was acknowledged before me on _________, ____, 2006 by ______________, the _____________ of Legacy Reserves Operating GP LLC, as general partner of Legacy Reserves Operating LP, a Delaware limited partnership on behalf of such limited partnership.


                                      ------------------------------------------
                                      Notary Public in and for
                                      The State of Texas
                                      Name:
                                           -------------------------------------
                                      My Commission Expires:
                                                            --------------------

                                 SCHEDULE 12.02

                                 GAS IMBALANCES



                                     [NONE]